Exhibit 99

Colgate Announces 2nd Quarter 2020 Results

NEW YORK--(BUSINESS WIRE)--July 31, 2020--Colgate-Palmolive Company (NYSE:CL)

  Net sales increased 1.0%, Organic sales* increased 5.5%
  GAAP EPS grew 9% to $0.74, Base Business EPS* grew 3% to $0.74
  GAAP Gross profit margin increased 110 basis points to 60.8%, Base Business Gross profit margin* increased 120 basis points to 60.8%
  Net cash provided by operations was $1,794 million
  Colgate’s leadership in toothpaste continued with its global market share at 40.0% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 31.0% year to date
  The Company is not providing 2020 financial guidance due to the continued uncertainty surrounding the business impacts from COVID-19 and related macroeconomic volatility
Second Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2020	2019	Change
Net Sales	$3,897	$3,866	+1.0%
EPS (diluted)	$0.74	$0.68	+9%

Second Quarter Total Company Results (Base Business - Non-GAAP)*
($ in millions except per share amounts)	2020	2019	Change
Organic Sales Growth			+5.5%
Base Business EPS (diluted)	$0.74	$0.72	+3%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for second quarter 2020. Noel Wallace, Chairman, President and Chief Executive Officer, commented, “Our momentum continued in the second quarter, despite the many challenges brought on by the global COVID-19 pandemic, including government actions to stem the spread of the virus. Our strategy has accelerated our growth over the past two years, and we continue to execute that strategy with agility to position us to win both during the pandemic and during the recovery. The ability of our teams on the ground to quickly adapt to new ways of working in the face of these challenges has been extraordinary.

“While net sales growth was significantly impacted by foreign exchange, the 5.5% organic sales growth reflected a good balance of positive volume and higher pricing on a worldwide basis and was led by strong growth in North America and Hill’s.

“We continue to see elevated demand across our geographies in certain categories such as liquid hand soap, dish liquid, bar soap and cleaners. In other categories, we are starting to see the impact of consumers working down their pantry inventories, particularly in Europe.

"The gross margin expansion in the quarter allowed us to invest behind our brands. Over the second half of the year, we will continue to fund strong consumer programs to drive our business.

“Looking ahead, we continue to expect a mid-single digit negative impact on net sales for the year from foreign exchange, based on current spot rates. Given the continued uncertainty related to the impact of the virus and government actions to stem the virus, including macroeconomic impacts, we have decided not to reinstate our financial guidance for 2020 at this time. As we proceed through this pandemic we plan to reinstate our guidance when we have the visibility to forecast our results with more confidence.”

Divisional Performance

The following are comments about divisional performance for second quarter 2020 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Second Quarter Sales Growth By Division (% change 2Q 2020 vs. 2Q 2019)
	Net Sales	Organic Sales*	As Reported Volume	Organic Volume	Pricing	FX
North America	+12.0%	+11.0%	+13.0%	+11.5%	-0.5%	-0.5%
Latin America	-13.5%	+4.5%	-4.5%	-4.5%	+9.0%	-18.0%
Europe	+5.0%	-1.5%	+7.5%	-1.5%	—%	-2.5%
Asia Pacific	-3.0%	+0.5%	-3.0%	-3.0%	+3.5%	-3.5%
Africa/Eurasia	-6.0%	+2.5%	+0.5%	-1.5%	+4.0%	-10.5%
Hill's	+9.5%	+11.5%	+7.5%	+7.5%	+4.0%	-2.0%

Total Company	+1.0%	+5.5%	+3.5%	+2.0%	+3.5%	-6.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 1.5% for Total Company and 9.0%, 2.0% and 1.5% for Europe, Africa/Eurasia and North America, respectively.

Second Quarter Operating Profit By Division ($ in millions)
	2Q 2020	% Change vs 2Q 2019	% to Net Sales	Change in basis points vs 2Q 2019 % to Net Sales
North America	$254	—%	26.8%	-320
Latin America	$229	-9%	28.4%	+140
Europe	$158	7%	25.6%	+40
Asia Pacific	$176	1%	28.2%	+130
Africa/Eurasia	$56	19%	24.5%	+520
Hill's	$191	14%	28.4%	+110

Total Company, As Reported	$946	7.0%	24.3%	+130
Total Company, Base Business*	$946	1.9%	24.3%	+30

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (24% of Company Sales)

  Organic sales growth was driven by the United States and Canada.
  In the United States, Colgate's share of the toothpaste market is 34.9% year to date and its share of the manual toothbrush market is 40.9% year to date.
  The decrease in Operating profit as a percentage of Net sales was primarily due to increased advertising investment, unfavorable mix, higher overhead expenses, primarily driven by higher logistics costs, and higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives.

Latin America (21% of Company Sales)

  Organic sales growth in Argentina, Brazil, the Caribbean region and Colombia was partially offset by an organic sales decline in Mexico.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, higher pricing and lower overhead costs, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs.

Europe (16% of Company Sales)

  Organic sales declines in the United Kingdom, Germany and Spain were partially offset by organic sales growth in Switzerland and Belgium.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company’s funding-the-growth initiatives, favorable mix and decreased advertising investment, partially offset by higher overhead expenses, higher raw and packaging material costs, which included foreign exchange transaction costs, and amortization expense related to the Filorga skin health acquisition.

Asia Pacific (16% of Company Sales)

  Organic sales growth in the Greater China region and Australia was partially offset by organic sales declines in Thailand and India.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company's funding-the-growth initiatives and decreased advertising investment, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs, and higher overhead expenses.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by Turkey, the Saudi Arabia/Gulf States region and South Africa.
  The increase in Operating profit as a percentage of Net sales was primarily due to decreased advertising investment, cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher overhead expenses and higher raw and packaging material costs, which included foreign exchange transaction costs.

Hill's Pet Nutrition (17% of Company Sales)

  Organic sales growth was led by the United States and Europe.
  The increase in Operating profit as a percentage of Net sales was primarily due to lower overhead expenses, cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by increased advertising investment and higher raw and packaging material costs.

Webcast Information

At 8:30 a.m. ET today, Colgate will host a conference call regarding second quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive is a leading global consumer products company with 34,000 people dedicated to improving the health and wellness of people and their pets. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition and reaching more than 200 countries and territories, Colgate teams are developing, producing, distributing and selling health and hygiene products and pet nutrition offerings essential to society through brands such as Colgate, Palmolive, elmex, meridol, Tom’s of Maine, hello, Sorriso, Speed Stick, Softsoap, Irish Spring, Protex, Sanex, Filorga, eltaMD, PCA Skin, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company also is recognized for its leadership and innovation in promoting environmental sustainability and community wellbeing, including its achievements in saving water, reducing waste, promoting recyclability and improving the oral health of children through its Bright Smiles, Bright Futures program, which has reached more than one billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In certain limited circumstances, the COVID-19 pandemic has impacted the ability of our third-party vendors to provide the Company with reliable updated market share data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin growth, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, cost-reduction plans, tax rates, new product introductions, commercial investment levels, acquisitions, divestitures, share repurchases, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and/or the related webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges resulting from the Global Growth and Efficiency Program, acquisition-related costs and a benefit related to a recent reorganization of the ownership structure of certain foreign subsidiaries and a new operating structure being implemented within one of the Company's divisions.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2020 versus 2019 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2020 and 2019 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2020 and 2019 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$3,897	$3,866

Cost of sales	1,528	1,558

Gross profit	2,369	2,308

Gross profit margin	60.8%	59.7%

Selling, general and administrative expenses	1,395	1,369

Other (income) expense, net	28	51

Operating profit	946	888

Operating profit margin	24.3%	23.0%

Non-service related postretirement costs	20	27

Interest (income) expense, net	35	38

Income before income taxes	891	823

Provision for income taxes	216	205

Effective tax rate	24.2%	24.9%

Net income including noncontrolling interests	675	618

Less: Net income attributable to noncontrolling interests	40	32

Net income attributable to Colgate-Palmolive Company	$635	$586

Earnings per common share
Basic	$0.74	$0.68
Diluted	$0.74	$0.68

Supplemental Income Statement Information
Average common shares outstanding
Basic	857.4	859.4
Diluted	858.9	861.9

Advertising	$439	$416

Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020	2019

Net sales	$7,994	$7,750

Cost of sales	3,160	3,155

Gross profit	4,834	4,595

Gross profit margin	60.5%	59.3%

Selling, general and administrative expenses	2,868	2,734

Other (income) expense, net	68	94

Operating profit	1,898	1,767

Operating profit margin	23.7%	22.8%

Non-service related postretirement costs	41	52

Interest (income) expense, net	71	78

Income before income taxes	1,786	1,637

Provision for income taxes	363	419

Effective tax rate	20.3%	25.6%

Net income including noncontrolling interests	1,423	1,218

Less: Net income attributable to noncontrolling interests	73	72

Net income attributable to Colgate-Palmolive Company	$1,350	$1,146

Earnings per common share
Basic(1)	$1.58	$1.33
Diluted(1)	$1.57	$1.33

Supplemental Income Statement Information
Average common shares outstanding
Basic	857.1	860.7
Diluted	858.6	862.7

Advertising	$923	$845

Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2020, December 31, 2019 and June 30, 2019

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2020	2019	2019
Cash and cash equivalents	$997	$883	$863
Receivables, net	1,231	1,440	1,590
Inventories	1,524	1,400	1,322
Other current assets	460	456	480
Property, plant and equipment, net	3,483	3,750	3,793
Goodwill	3,628	3,508	2,536
Other intangible assets, net	2,787	2,667	1,609
Other assets	1,031	930	958
Total assets	$15,141	$15,034	$13,151

Total debt	$7,392	$7,847	$6,645
Other current liabilities	4,072	3,524	3,777
Other non-current liabilities	2,945	3,105	2,739
Total liabilities	14,409	14,476	13,161
Total Colgate-Palmolive Company shareholders’ equity	268	117	(347)
Noncontrolling interests	464	441	337
Total liabilities and equity	$15,141	$15,034	$13,151

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,370	$6,941	$5,716
Working capital % of sales	(5.5)%	(1.6)%	(2.9)%

Note:
(1) Marketable securities of $25, $23 and $66 as of June 30, 2020, December 31, 2019 and June 30, 2019, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2020 and 2019

(Dollars in Millions) (Unaudited)

	2020	2019
Operating Activities
Net income including noncontrolling interests	$1,423	$1,218
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	266	256
Restructuring and termination benefits, net of cash	(35)	21
Stock-based compensation expense	32	34
Deferred income taxes	(147)	53
Voluntary benefit plan contributions	—	(102)
Cash effects of changes in:
Receivables	121	(178)
Inventories	(176)	(63)
Accounts payable and other accruals	347	(14)
Other non-current assets and liabilities	(37)	24
Net cash provided by operations	1,794	1,249

Investing Activities
Capital expenditures	(159)	(146)
Purchases of marketable securities and investments	(48)	(80)
Proceeds from sale of marketable securities and investments	42	14
Payment for acquisitions, net of cash acquired	(352)	—
Net cash used in investing activities	(517)	(212)

Financing Activities
Principal payments on debt	(2,102)	(3,105)
Proceeds from issuance of debt	1,620	3,368
Dividends paid	(784)	(770)
Purchases of treasury shares	(228)	(664)
Proceeds from exercise of stock options	353	267
Net cash provided by (used in) financing activities	(1,141)	(904)

Effect of exchange rate changes on Cash and cash equivalents	(22)	4
Net increase (decrease) in Cash and cash equivalents	114	137
Cash and cash equivalents at beginning of the period	883	726
Cash and cash equivalents at end of the period	$997	$863

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,794	$1,249
Less: Capital expenditures	(159)	(146)
Free cash flow before dividends	$1,635	$1,103

Income taxes paid	$349	$463

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2020 and 2019

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Sales
Oral, Personal and Home Care

North America	$949	$846	$1,878	$1,699
Latin America	805	929	1,694	1,818
Europe	617	588	1,292	1,190
Asia Pacific	625	646	1,258	1,346
Africa/Eurasia	229	244	481	484

Total Oral, Personal and Home Care	3,225	3,253	6,603	6,537

Pet Nutrition	672	613	1,391	1,213

Total Net Sales	$3,897	$3,866	$7,994	$7,750

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating Profit
Oral, Personal and Home Care

North America	$254	$254	$512	$503
Latin America	229	251	478	483
Europe	158	148	312	299
Asia Pacific	176	174	337	363
Africa/Eurasia	56	47	112	93

Total Oral, Personal and Home Care	873	874	1,751	1,741

Pet Nutrition	191	167	393	331
Corporate(1)	(118)	(153)	(246)	(305)

Total Operating Profit	$946	$888	$1,898	$1,767

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2019 included charges of $40 resulting from the Global Growth and Efficiency Program, which ended on December 31, 2019.

Corporate Operating profit (loss) for the six months ended June 30, 2020 included a charge for acquisition-related costs of $6. Corporate Operating profit (loss) for the six months ended June 30, 2019 included charges of $68 resulting from the Global Growth and Efficiency Program, which ended on December 31, 2019.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2020 vs. 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company(1)	1.0%	5.5%	3.5%	2.0%	3.5%	(6.0)%

North America(1)	12.0%	11.0%	13.0%	11.5%	(0.5)%	(0.5)%

Latin America	(13.5)%	4.5%	(4.5)%	(4.5)%	9.0%	(18.0)%

Europe(1)	5.0%	(1.5)%	7.5%	(1.5)%	—%	(2.5)%

Asia Pacific	(3.0)%	0.5%	(3.0)%	(3.0)%	3.5%	(3.5)%

Africa/Eurasia(1)	(6.0)%	2.5%	0.5%	(1.5)%	4.0%	(10.5)%

Total CP Products(1)	(1.0)%	4.0%	2.5%	0.5%	3.5%	(7.0)%

Hill’s	9.5%	11.5%	7.5%	7.5%	4.0%	(2.0)%

Emerging Markets(2)	(9.0)%	2.5%	(3.5)%	(4.0)%	6.5%	(12.0)%

Developed Markets(2)	10.0%	8.0%	10.0%	7.0%	1.0%	(1.0)%

Notes:
(1) The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 1.5% for Total Company and 1.5%, 9.0%, 2.0% and 2.0% for North America, Europe, Africa/Eurasia and Total CP Products, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 0.5% for Emerging Markets and 3.0% for Developed Markets.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2020 and 2019

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Incentives	Exchange

Total Company(1)	3.0%	6.5%	5.5%	4.0%	2.5%	(5.0)%

North America(1)	10.5%	9.5%	11.0%	9.5%	—%	(0.5)%

Latin America	(7.0)%	7.5%	(0.5)%	(0.5)%	8.0%	(14.5)%

Europe(1)	8.5%	2.5%	12.0%	3.5%	(1.0)%	(2.5)%

Asia Pacific	(6.5)%	(3.5)%	(6.0)%	(6.0)%	2.5%	(3.0)%

Africa/Eurasia(1)	(0.5)%	5.0%	5.5%	3.5%	1.5%	(7.5)%

Total CP Products(1)	1.0%	4.5%	4.0%	2.0%	2.5%	(5.5)%

Hill’s	14.5%	16.0%	12.0%	12.0%	4.0%	(1.5)%

Emerging Markets(2)	(6.0)%	2.5%	(2.0)%	(2.5)%	5.0%	(9.0)%

Developed Markets(2)	12.0%	10.0%	12.0%	9.0%	1.0%	(1.0)%

Notes:
(1) The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 1.5% for Total Company and 1.5%, 8.5%, 2.0% and 2.0% for North America, Europe, Africa/Eurasia and Total CP Products, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe. The impact of the previously disclosed acquisitions of the Filorga skin health business, the new joint venture in Nigeria and the Hello oral care business on as reported volume was 0.5% for Emerging Markets and 3.0% for Developed Markets.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$2,369	$2,308
Global Growth and Efficiency Program	—	(3)
Gross profit, non-GAAP	$2,369	$2,305

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	60.8%	59.7%	110
Global Growth and Efficiency Program	—%	(0.1)%
Gross profit margin, non-GAAP	60.8%	59.6%	120

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$1,395	$1,369
Global Growth and Efficiency Program	—	(10)
Selling, general and administrative expenses, non-GAAP	$1,395	$1,359

Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Basis Point Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.8%	35.4%	40
Global Growth and Efficiency Program	—%	(0.2)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.8%	35.2%	60

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$28	$51
Global Growth and Efficiency Program	—	(33)
Other (income) expense, net, non-GAAP	$28	$18

Operating Profit	2020	2019	% Change
Operating profit, GAAP	$946	$888	7%
Global Growth and Efficiency Program	—	40
Operating profit, non-GAAP	$946	$928	2%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	24.3%	23.0%	130
Global Growth and Efficiency Program	—%	1.0%
Operating profit margin, non-GAAP	24.3%	24.0%	30

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$20	$27
Global Growth and Efficiency Program	—	(2)
Non-service related postretirement costs, non-GAAP	$20	$25

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$891	$216	$675	$635	24.2%	$0.74
Non-GAAP	$891	$216	$675	$635	24.2%	$0.74

	2019
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$823	$205	$618	$586	24.9%	$0.68
Global Growth and Efficiency Program	42	11	31	31	0.1%	0.04
Non-GAAP	$865	$216	$649	$617	25.0%	$0.72

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2020	2019
Gross profit, GAAP	$4,834	$4,595
Acquisition-related costs	4	—
Global Growth and Efficiency Program	—	8
Gross profit, non-GAAP	$4,838	$4,603

			Basis Point
Gross Profit Margin	2020	2019	Change
Gross profit margin, GAAP	60.5%	59.3%	120
Global Growth and Efficiency Program	—%	0.1%
Gross profit margin, non-GAAP	60.5%	59.4%	110

Selling, General and Administrative Expenses	2020	2019
Selling, general and administrative expenses, GAAP	$2,868	$2,734
Global Growth and Efficiency Program	—	(14)
Selling, general and administrative expenses, non-GAAP	$2,868	$2,720

Selling, General and Administrative Expenses as a Percentage of Net Sales	2020	2019	Basis Point Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.9%	35.3%	60
Global Growth and Efficiency Program	—%	(0.2)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.9%	35.1%	80

Other (Income) Expense, Net	2020	2019
Other (income) expense, net, GAAP	$68	$94
Acquisition-related costs	(2)	—
Global Growth and Efficiency Program	—	(46)
Other (income) expense, net, non-GAAP	$66	$48

Operating Profit	2020	2019	% Change
Operating profit, GAAP	$1,898	$1,767	7%
Acquisition-related costs	6	—
Global Growth and Efficiency Program	—	68
Operating profit, non-GAAP	$1,904	$1,835	4%

			Basis Point
Operating Profit Margin	2020	2019	Change
Operating profit margin, GAAP	23.7%	22.8%	90
Global Growth and Efficiency Program	—%	0.9%
Operating profit margin, non-GAAP	23.8%	23.7%	10

Non-Service Related Postretirement Costs	2020	2019
Non-service related postretirement costs, GAAP	$41	$52
Global Growth and Efficiency Program	—	(3)
Non-service related postretirement costs, non-GAAP	$41	$49

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2020 and 2019

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2020
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,786	$363	$1,423	$1,350	20.3%	$1.57
Subsidiary and operating structure initiatives	—	71	(71)	(71)	4%	(0.08)
Acquisition-related costs	6	2	4	4	—%	—
Non-GAAP	$1,792	$436	$1,356	$1,283	24.3%	$1.49

	2019
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,637	$419	$1,218	$1,146	25.6%	$1.33
Global Growth and Efficiency Program	71	18	53	53	—%	0.06
Non-GAAP	$1,708	$437	$1,271	$1,199	25.6%	$1.39

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Contacts

John Faucher 212-310-3653

Hope Spiller 212-310-2291